UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/16/2009

Consumers Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  033-79130

Ohio	34-1771400
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

614 East Lincoln Way
PO Box 256
Minerva, Ohio 44657
(Address of principal executive offices, including zip code)

330-868-7701
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 20, 2009, Consumers Bancorp, Inc. and Consumers National Bank (CNB) announced that Phillip Suarez (age 60), has been named the Chief Credit Officer. Mr. Suarez, who has been with CNB for the past eight years, has most recently held the position of Senior Loan Officer. As Chief Credit Officer, Mr. Suarez will oversee the credit department, loan administration and loan operations.

Also, CNB announced that Larry P. Marcus (age 50) has been hired for the position of Senior Vice President, Senior Loan Officer. Mr. Marcus graduated from Loyola University of Chicago, with a Bachelor of Science degree in Public Accounting and has 25 years of commercial banking experience. For the past 10 years Mr. Marcus has been serving Stark and the surrounding counties as a certified development corporation loan officer where he most recently held the position of Vice President of Finance, Stark Development Board. Mr. Marcus will oversee the commercial lenders and business development officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consumers Bancorp, Inc.

Date: July 20, 2009	By:	/s/ Ralph J. Lober, II
Ralph J. Lober, II
President and Chief Executive Officer